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                                                                    Exhibit 10.3

                         FOURTH AMENDMENT AND WAIVER TO
                        THE LOAN AND SECURITY AGREEMENT


          THIS AMENDMENT AND WAIVER is made effective as of this 28th day of September, 1998, between P.G. DESIGN ELECTRONICS, INC. (formerly known as PG Newco Corp.), a Delaware corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender").

                                    Recitals

          Lender and Borrower are parties to that certain Loan and Security Agreement dated as of May 29, 1997 (as amended, the "Loan Agreement'), pursuant to which Lender has agreed to make loans from time to time to Borrower in accordance with the terms and conditions thereof. Borrower has requested that Lender waive certain Events of Default described below, and Borrower and Lender desire to amend the Loan Agreement, in each case in accordance with the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

                               Statement of Terms

          1. Waiver. Lender hereby waives the Events of Default existing on the date hereof arising solely from (i) Borrower's failure to have a Fixed Charge Coverage Ratio of at least 1.20 for the four Fiscal Quarter period ended June 30, 1998, and (ii) Borrower's failure to have a Tangible Net Worth of at least $4,237,000 as of June 30, 1998. The foregoing waiver shall not constitute a waiver of any other Event of Default that may now or hereafter exist (including, without limitation, a waiver of any Event of Default arising as a result of a breach of the Fixed Charge Coverage Ratio or Tangible Net Worth covenant for any period ending or date after June 30, 1998).

           2.  Amendments.

           (a) Section 5(d) of the Loan Agreement is amended and restated to read as follows:

     "(d) enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates (including Zecal Corp.), any other Credit Party or MLC (including upstreaming and downstreaming of cash and intercompany advances) other than the MLC Loan and the advances to Zecal, Inc. that were permitted by the Consent dated March 11, 1998 by Lender in favor of Borrower which are being assumed by Zecal Corp. (provided such advances do not exceed $619,000 and were made prior to September 28, 1998); provided, that Borrower may pay a $40,000 management fee to Heartland Technology, Inc. each month and Borrower may make additional advances to Zecal Corp. after September 28, 1998 in an aggregate amount not exceeding $500,000 so long as at the time of each such payment and advance (i) no

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     Default or Event of Default has occurred and is continuing or would arise after giving effect to such payment or advance, (ii) the amount of advances to Zecal Corp. made in any month does not exceed $200,000, and (iii) after giving effect to such payment and/or advance, as applicable, Borrower would be permitted by the terms this Agreement to borrow an additional $500,000 of Revolving Credit Advances."

          (b) Paragraph 1 of Schedule G to the Loan Agreement is hereby amended by deleting "1.20" and replacing it with "1.10".

          (c) Paragraph 2 of Schedule G to the Loan Agreement is hereby amended to change the required Minimum Tangible Net Worth as of the end of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 1998 to the amount set forth below opposite such Fiscal Quarter:


                     As of the Fiscal        Minimum Tangible
                      Quarter Ending            Net Worth
                    September 30, 1998          $4,750,000
                    December 31, 1998           $5,600,000
                    March 31, 1999              $6,050,000
                    June 30, 1999               $6,650,000
                    September 30, 1999          $7,475,000
                    December 31, 1999           $8,400,000
                    March 31, 2000              $8,750,000

          (d) Paragraph 3 of Schedule G to the Loan Agreement is hereby amended by deleting the phrase "in excess of $1,000,000 for the Fiscal Year 1997 and in excess of $500,000 for any Fiscal Year thereafter" and replacing it with "in any Fiscal Year in excess of $1,000,000".

           (e) Section 3 of the Loan Agreement is amended by adding the following Section 3.31 at the end of Section 3:

               3.31 Zecal Projections. By October 31, 1998 Borrower will deliver to Lender downside projections for Zecal Corp. together with a plan of action for Zecal Corp.'s operations, in each case satisfactory to Lender.

          3. No Other Waivers or Amendments. Except for the amendments and waivers expressly set forth and referred to in Sections 1 and 2 above, the Loan Agreement shall remain unchanged and in full force and effect and this Amendment and Waiver shall be limited to precisely as drafted and shall not be construed as an amendment or a waiver of any other terms or provisions of the Loan Agreement. Nothing in this Amendment and Waiver is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower's indebtedness under or in connection with the Loan Agreement or any other indebtedness to Lender.

          4. Representations and Warranties. To induce Lender to enter into this Amendment and Waiver, Borrower does hereby warrant, represent and covenant to Lender that: (a) each representation or warranty of Borrower set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period in which case it is true and correct as of such prior date or period), and no Default or Event of Default has occurred and is continuing as of this date under the Loan Agreement after giving effect to this Amendment and Waiver; and (b) Borrower has


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the power and authority and is duly authorized to enter into, deliver and perform this Amendment and Waiver and this Amendment and Waiver is the legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms.

          5.   Conditions Precedent to this Amendment and Waiver.
The effectiveness of this Amendment and Waiver is subject to the fulfillment of the following conditions precedent:

          (a) Lender shall have receive one or more counterparts of this Amendment and Waiver duly executed and delivered by Borrower;

          (b) Zecal Corp. shall have consented to the execution, delivery and performance of this Amendment and Waiver and all of the transactions contemplated hereby by signing one or more counterparts of this Amendment and Waiver in the appropriate space indicated below and returning same to Lender;

          (c) Borrower shall have delivered to Lender an Officer's Certificate attaching the resolutions of the Board of Directors of Borrower authorizing Borrower to execute this Amendment and Waiver and certifying that no other consents, licenses or approvals are required in connection with Borrower's execution of this Amendment and Waiver;

          (d)  Borrower shall have paid to Lender an amendment fee of $1,500;
and

          (e) Lender shall have received one or more counterparts of the First Amendment and Waiver to the Loan and Security Agreement dated as of April 29, 1998 between Zecal Corp. and Lender.

          6. Counterparts. This Amendment and Waiver may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

          7. GOVERNING LAW. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered as of the day and year first set forth above.


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P.G. DESIGN ELECTRONICS, INC.


By...................................
   Name:  Leon F. Fiorentino
   Title:  Vice President


GENERAL ELECTRIC CAPITAL CORPORATION


By...................................
   Name:  Steve Friedlander
   Title:  Duly Authorized Signatory

CONSENTED TO:

ZECAL CORP.


By...................................
Its..................................

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